EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Interlink Electronics, Inc.

Camarillo, California

We hereby consent to incorporation by reference in the Registration Statements on Form S-3 (No. 333-112034) and Form S-8 (Nos. 033-93066, 333-39371, 333-53870, 333-107174, 333-117831 and 333-127763) of Interlink Electronics, Inc. of our reports dated April 5, 2007, relating to the consolidated financial statements and financial statement schedule, before the effects of the adjustments to retrospectively account for the Branded and OEM businesses as discontinued operations as described in Note 3 (the 2006 and 2005 financial statements before the effects of the adjustments described in Note 3 are not presented separately herein), which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. Our report dated April 5, 2007 also contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Signed BDO Seidman, LLP

Los Angeles, California

April 5, 2007